Exhibit 3.1.7

CERTIFICATE OF FORMATION

OF

TMW PURCHASING LLC

This Certificate of Formation of TMW Purchasing LLC (the “LLC”), dated January 11, 2000 is being duly executed and filed by Laura Ann Smith, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST.  The name of the limited liability company formed hereby is TMW Purchasing LLC.

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ LAURA ANN SMITH
Laura Ann Smith
Authorized Person